Exhibit 10.2
                                                         [Director Annual Grant]

                               SAPIENT CORPORATION
                             RESTRICTED STOCK UNITS
                                    AGREEMENT


     In recognition of the important contributions that ___________ (the "Director") makes to the success of Sapient Corporation (the "Company") and its Affiliates (together with the Company, the "Company Group") as a member of the Company's Board of Directors, the Company hereby grants to the Director, pursuant to the Sapient Corporation 1998 Stock Incentive Plan (the "Plan"), the Restricted Stock Units Award described below.

1. The Restricted Stock Units Award. The Company hereby grants to the Director ________________ (________) Units, subject to the terms and conditions of this Agreement and the Plan. An Award shall be paid hereunder, only to the extent that such Award is Vested, as provided in this Agreement. The Director's rights to the Units are subject to the restrictions described in this Agreement and the Plan in addition to such other restrictions, if any, as may be imposed by law.

2. Definitions. The following definitions will apply for purposes of this Agreement. Capitalized terms not defined in this Agreement are used as defined in the Plan.

     (a) "Agreement" means this Restricted Stock Units Agreement granted by the Company and agreed to by the Director.

     (b)  "Award" means the grant of Units in accordance with this Agreement.

     (c) "Change in Control" means the occurrence of any of the following events: (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, Jerry A. Greenberg, J. Stuart Moore, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale of disposition by the Company of all or substantially all of the Company's assets; or (iv) individuals who, on the date on which the Plan was adopted by the Board, constituted the Board of Directors of the Company, together with any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date on which the Plan was adopted by the Board or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors.

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     (d)  "Common Stock" means common stock of the Company, .01 par value.

     (e)  "Grant Date" means ________ __, 200 _.

     (f) "Fair Market Value" means the average trading price of the Common Stock over the twenty trading days prior to the Valuation Date, based on the closing price on each such day. For this purpose, the "closing price" of the Common Stock on any trading day will be the last sale price with respect to such Common Stock reported on the NASDAQ, or, if on any such date such Common Stock is not quoted by NASDAQ, the average of the closing bid and asked prices with respect to such Common Stock, as furnished by a professional market maker making a market in such Common Stock selected by the Company in good faith; or, if no such market maker is available, the fair market value of such Common Stock as of such day as determined in good faith by the Company.

     (g)  "NASDAQ" means the Nasdaq Stock Market.

     (h) "Payment Date" means, as to Vested Units, within 30 days of the date on which the Units become Vested, except that in connection with a Change in Control, the Payment Date shall mean immediately prior to or coincident with the occurrence of the Change in Control.

     (i) "Unit" means a notional unit which is equivalent to a single share of Common Stock on the Grant Date, subject to Section 4.

     (j) "Valuation Date" means the date on which the Fair Market Value of the Common Stock is to be determined.

     (k) "Vested" means that portion of the Award to which the Director has a nonforfeitable right.

     (l)  "Vesting Dates" means the dates set forth in Section 3.

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3.   Vesting.

     (a) An Award shall become Vested only upon the Vesting Dates described in this Section 3, except as otherwise provided herein or determined by the Company in its sole discretion. No portion of any Award shall become Vested on the Vesting Date unless the Director is then, and since the Grant Date has continuously been, a Director of the Company.

     (b) Subject to subsections (c), (d) and (e), below, an Award shall become Vested based on the following schedule.

          Vesting Date                     Percentage Vested on Anniversary Date

          First Anniversary of Grant Date  100%

     (c) Upon the occurrence of a Change in Control, an Award shall become 100% Vested, such shares to be distributed immediately prior to or coincident with the Change in Control.

     (d) Notwithstanding Section 3(b), if the service of the Director terminates by reason of death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), the length of the Director's service shall be deemed to be six months longer than the actual length; provided, however, that in no event shall such deemed time extension serve to increase the number of Vested shares to more than the number of shares of Common Stock as equals that number of Units which have been awarded hereunder.

     (e) Notwithstanding Section 3(b), in the event that the Director has completed the full term of service as a Director for which he or she was elected at an Annual Meeting of Stockholders of the Company, but is not standing for re-election to a subsequent term as a Director at the Annual Meeting of Stockholders of the Company at which he or she would otherwise have been re-elected (the "Retirement Meeting"), all Award shares which are scheduled to vest subsequent to the Retirement Meeting but within the same fiscal quarter in which the Retirement Meeting is held shall become Vested shares as of the date immediately preceding such Retirement Meeting; provided, however, that in no event shall such deemed time extension serve to increase the number of Vested Shares to more than the number of shares of Common Stock as equals that number of Units which have been awarded hereunder.

     (f) In the event that the Director's tenure as a member of the Company's Board of Directors terminates prior to a Vesting Date for any reason other than as set forth in this Section 3, including without limitation termination by the Company or the Company Group, any portion of the Award that has not then become Vested will be forfeited automatically.

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4.   Adjustments Based on Certain Changes in the Common Stock. In the event of any stock split, reverse stock split, stock dividend, recapitalization or similar change affecting the Common Stock, the Award shall be equitably adjusted.

5. No Voting Rights/Dividends. The Award shall not be interpreted to bestow upon the Director any equity interest or ownership in the Company Group prior to the Payment Date. The Director is not entitled to vote any Common Stock by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Common Stock underlying any Award prior to any Payment Date

6. Payment of Award. On the Payment Date, the Company shall issue to the Director that number of shares of Common Stock as equals that number of Units which have become Vested.

7. Unfunded Status. The obligations of the Company Group hereunder shall be contractual only. The Director shall rely solely on the unsecured promise of the Company and nothing herein shall be construed to give the Director or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company Group.

8. No Assignment. No right or benefit or payment under the Plan shall be subject to assignment or other transfer nor shall it be liable or subject in any manner to attachment, garnishment or execution.

9. Withholding. The Company's obligation to deliver to the Director shares of Common Stock under an Award shall be subject to the satisfaction of all applicable federal, state and local income tax withholding requirements as determined by the Company Group ("Withholding Taxes"). To satisfy any Withholding Taxes, if any, due upon vesting of the Director's Units, the Director agrees to pay to the Company, or make provision satisfactory to the Company for payment of, any Withholding Taxes, no later than the Payment Date. The Company and any Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Director. Such withheld amounts shall include shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention.

     Further, as a condition of receiving any Vested Award, the Director hereby agrees to the terms of the Irrevocable Standing Order to Sell Shares (the "Standing Order"), attached as Exhibit A. Pursuant to the Standing Order, and in lieu of taking the actions described in the immediately preceding paragraph of this Section 9, the Company, in its sole discretion, may require, and, in such event the Director agrees, to the following:

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          (a) The Director authorizes the Company's agent to sell, at the market price and on each Vesting Date (or the first NASDAQ trading day thereafter if a Vesting Date is a day in which NASDAQ is closed), the number of Vested Shares that, per the Company's instructions to its agent, is necessary to obtain proceeds sufficient to satisfy the Withholding Taxes. The Director understands and agrees that the number of shares that such agent will sell will be based on the closing price of the Common Stock on the NASDAQ trading day immediately preceding the Vesting Date.

          (b) The Director agrees that the proceeds received from the sale of Vested Shares pursuant to this Section 9 will be used to satisfy the Withholding Taxes and, accordingly, the Director hereby authorizes the Company's agent to pay such proceeds to the Company for such purpose. The Director understands that to the extent that the proceeds obtained by such sale exceed the amount necessary to satisfy the Withholding Taxes, such excess proceeds shall be deposited into the Director's stock brokerage account with E*TRADE Financial or such other third party brokerage under which the Director maintains a brokerage account (the "Account"). The Director further understands that any remaining Vested Shares shall be deposited into the Account.

          (c) The Director acknowledges and agrees that, in the event that a market in the Common Stock does not exist, the Director shall pay to the Company amounts sufficient to pay the Withholding Taxes and, to the extent that such payment is not made, the Company shall have the right to make other arrangements to satisfy the Withholding Taxes due upon the vesting of the Director's Shares.

10. Amendment or Termination. This Agreement may be amended by mutual written agreement of the parties.

11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

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     IN WITNESS WHEREOF, Sapient Corporation has executed this Restricted Stock
Units Agreement as of the ____ day of ___________, 200___.


                                          Sapient Corporation


                                   By:    Jane E. Owens
                                          -------------
                                   Title: Sr. Vice President and General Counsel
                                          --------------------------------------

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                                                                       Exhibit A
                                                                       ---------


                    IRREVOCABLE STANDING ORDER TO SELL SHARES


I have received from the Company on a voluntary basis the right to acquire shares of Company common stock (the "Shares") pursuant to the attached Restricted Stock Units Agreement between the Company and me.

I understand that I must maintain a securities brokerage account with E*TRADE Financial or such other third party brokerage (each of E*TRADE Financial or such other third party brokerage is herein defined as the "Broker") to participate in the stock unit plan described in detail in the Restricted Stock Units Agreement, and the Company has informed me about this requirement as well as the requirements for the opening of such a securities brokerage account so that the vested Shares can be deposited into account. Furthermore, I understand that on each vesting date, the vested Shares will be deposited into my stock brokerage account with the broker and that I will incur taxable ordinary income ("Taxable Income") upon my receipt of the vested Shares. Per the terms of the Agreement, and if so directed by the Company, I understand and agree to do the following as a condition of my receipt of vested Shares:

     Upon each vesting date, I must sell a number of Shares that is sufficient to satisfy all withholding taxes, as determined by Sapient, which are applicable to my Taxable Income (the "Withholding Taxes"). Accordingly, I HEREBY DIRECT THE BROKER TO SELL, ON EACH VESTING DATE LISTED ABOVE (OR THE FIRST NASDAQ TRADING DAY THEREAFTER IF A VESTING DATE IS A DAY ON WHICH NASDAQ IS CLOSED), THAT NUMBER OF SHARES THAT, PER THE COMPANY'S INSTRUCTIONS TO THE AGENT, IS SUFFICIENT TO OBTAIN SALE PROCEEDS SUFFICIENT TO SATISFY THE WITHHOLDING TAXES. THE PER SHARE SALES PRICE SHALL BE CALCULATED BASED ON THE CLOSING PRICE OF A SHARE OF COMPANY COMMON STOCK ON THE NASDAQ TRADING DAY IMMEDIATELY PRECEDING THE APPLICABLE VESTING DATE.

I understand that the Broker will remit the proceeds of the foregoing sale promptly to the Company for payment by the Company of the Withholding Taxes, and I authorize and direct the Broker to pay such proceeds to the Company for this purpose.

I acknowledge that I have not been induced to participate in any trade in return for or as an expectation of employment or continued employment. I understand and agree that by signing below, I am making an Irrevocable Standing Order to Sell Shares that will remain in effect until such time as I have received all Shares to which I am entitled under this Agreement. I also agree that this Irrevocable Standing Order to Sell Shares is in addition and subject to the terms and conditions of any existing Account Agreement that I have with the Broker.